UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________ FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 30, 2010

GENTA INCORPORATED
________________________________________ (Exact Name of Registrant as Specified in Charter)

Delaware	000-19635	33-0326866
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ	07922
(Address of Principal Executive Offices)	(Zip Code)

(908) 286-9800
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.         Other Events

On June 15, 2010, Genta Incorporated (the “Company”) filed a Current Report on Form 8-K announcing the results of its Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders approved a proposal that authorized the Company’s Board of Directors, in its discretion, to effect a reverse stock split of the Company’s outstanding Common Stock, par value $.001 per share (“Common Stock”), at any exchange ratio up to 1- for-100.  The Company’s Board of Directors approved the implementation of a reverse stock split at a ratio of 1-for-100 shares (the “Reverse Stock Split”).  As of July 30, 2010, the anticipated effective date of the Reverse Stock Split, every one hundred shares of “old” Common Stock will be converted into one “new” share of Common Stock.  Following the Reverse Stock Split, it is anticipated that the “new” shares of Common Stock will begin trading on the Over the Counter Bulletin Board upon the open of trading on August 2, 2010 with the symbol of GETAD.OB.  After 20 business days, the symbol will revert back to GETA.OB. Following the Reverse Stock Split, the total number of shares of Common Stock outstanding will be reduced to approximately 8.4 million shares. Additionally, the Reverse Stock Split will affect the conversion ratio for all instruments convertible into shares of the Company’s Common Stock including its convertible notes, outstanding warrants and outstanding stock options.

As a result of the Reverse Stock Split, holders of certificates representing shares of “old” Common Stock prior to the effective date have the right to receive, upon surrender of those certificates, “new” shares of Common Stock at the ratio of one share of “new” Common Stock for every one hundred shares of “old” Common Stock.  No fractional shares will be issued in connection with the Reverse Stock Split.  Instead, holders of “old” shares of Common Stock who otherwise would have received fractional shares will receive an amount in cash equal to the value of such fractional shares based on the closing price of the Company’s Common Stock on Friday July 30, 2010

Existing stockholders holding Common Stock certificates will receive a Letter of Transmittal from the Company’s transfer agent, BNY Mellon Shareowner Services, with specific instructions regarding the exchange of shares.  Questions regarding this exchange process can be addressed by contacting BNY Mellon Shareowner Services at 1-800-777-3674 (or 1-201-680-6654 from outside the U.S.).

The Company has filed a Certificate of Amendment to the Company’s Restated Certificate of Incorporation, as amended, with the Delaware Secretary of State to effect the Reverse Stock Split, which is attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 9.01.         Financial Statements and Exhibits

(d) Exhibits.

3.1	Certificate of Amendment of Restated Certificate of Incorporation of the Company.

99.1	Press Release of the Company dated July 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED

	By:	/s/ Gary Siegel
Name: Gary Siegel
Title: Vice President, Finance

Dated: July 30, 2010